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                                                                     EXHIBIT 5.1

                         APPLIED MAGNETICS CORPORATION
                               75 Robin Hill Road
                            Goleta, California 93117

                                                                   June 19, 1995



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Gentlemen:

As General Counsel of Applied Magnetics Corporation (the "Company"), I have examined the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 250,000 shares of $.10 par value Common Stock of the Company ("Common Stock") issuable on the exercise of an option (the "Option") granted by the Company as described in the Registration Statement and such additional shares as may become subject to issuance on the exercise of the Option as a result of adjustment provisions in the Option.

I have examined the originals, certified copies or copies otherwise identified to my satisfaction, of such documents as I have deemed necessary or appropriate for the purposes of this opinion. I have also examined the proceedings heretofore taken in connection with the authorization and grant of the Option and the authorization, issuance and sale of the Common Stock upon exercise of the Option.

Based upon such examinations, I am of the opinion that the shares of Common Stock issuable upon exercise of the Option will, if issued in accordance with the terms and provisions of the Option and if issued upon receipt by the Company of proper consideration from the option holders, be legally and validly issued, fully paid, and nonassessable.

I consent to the use of this opinion as an exhibit to said Registration Statement and to the use of my name under the heading "Legal Matters" in the Prospectus constituting part of the Registration Statement.

                                    Very truly yours,


                                    Raymond P. Le Blanc
                                    Vice President, Secretary & General Counsel